Exhibit 10.8.2

ALASKA AIR GROUP, INC.

2004 LONG-TERM INCENTIVE PLAN

STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated             , by and between ALASKA AIR GROUP, INC., a Delaware corporation (“Air Group”), and              (the “Participant”) evidences the award of restricted stock units (the “Award”) granted by Air Group to the Participant as to the number of stock units (the “Stock Units”) first set forth below.

Number of Stock Units[1]:	Award Date:

Vesting1 The Award shall vest and become nonforfeitable with respect to 100% of the total number of Stock Units subject to the Award on the third anniversary of the Award Date.

The Award is granted under the Alaska Air Group, Inc. 2004 Long-Term Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Unit Award (the “Terms”) attached to this Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

The Participant hereby confirms that the Award is granted in consideration for (among other things) the Participant’s entering into that certain Amended and Restated Change of Control Agreement, effective as of [            ], by and between the Participant and Air Group.

GRANTEE	ALASKA AIR GROUP, INC. a Delaware Corporation

By:
William S. Ayer
Chairman, President and CEO

Co-Mail Code

Home Address

City, State, Zip

[1]	Subject to adjustment under Section 6 of the Plan.

TERMS AND CONDITIONS OF STOCK UNIT AWARD

1. Stock Units. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Air Group’s Common Stock (subject to adjustment as provided in Section 6 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to this Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.

2. Vesting; Possible Acceleration. Subject to Section 7 below, the Award shall vest and become nonforfeitable as set forth on the cover page of this Agreement. Notwithstanding any other provision herein or in the Plan, the Award, to the extent not then vested, shall become fully vested if (i) the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, and (ii) such termination occurs at any time within the period commencing six (6) months before a Change of Control and ending twenty-four (24) months after such Change of Control. (For these purposes, the terms “Cause,” “Change of Control” and “Good Reason” shall have the meanings ascribed to them in Exhibit A attached hereto.) In the event that, upon the occurrence of a Change of Control, the Participant is entitled to accelerated vesting of the Award pursuant to this Section 2 in connection with a termination of the Participant’s employment prior to such Change of Control, the Award, to the extent it had not vested and was cancelled or otherwise terminated upon or prior to the date of such Change of Control solely as a result of such termination of employment, shall be reinstated and shall automatically become fully vested.

3. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by Air Group, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company, interferes in any way with the right of the Company at any time to terminate such employment or services, or affects the right of the Company to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

4. Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of Air Group, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

5. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to Air Group, or (b) transfers by will or the laws of descent and distribution.

6. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to the terms hereof (and in all events within two and one-half months after such vesting event), Air Group shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by Air Group in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 7. Air Group’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to Air Group any representations or other documents or assurances that the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.

7. Effect of Termination of Employment. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by the Company, regardless of the reason for the termination of the Participant’s employment with the Company; provided, however, that (i) if the Participant’s employment terminates as a result of the Participant’s death or Total Disability (as defined below), the Participant’s Stock Units, to the extent such units are not then vested, shall become fully vested as of the date of termination of the Participant’s employment and shall be paid in accordance with Section 6; and (ii) if the Participant’s employment terminates as a result of the Participant’s Retirement (as defined below), the Participant’s Stock Units, to the extent such units are not then vested and were scheduled to vest within the three-year period following the date of such termination, shall become fully vested as of the date of such termination and shall be paid in accordance with Section 6 on or as soon as practicable after the date such Stock Units would have otherwise vested pursuant to the original vesting schedule as provided herein had the Participant’s employment not terminated. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by Air Group and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

For purposes of this Agreement, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee). For purposes of this Agreement, “Retirement” means that, as of the date of the termination of the Participant’s employment with the Company, the Participant has either (i) attained age 55 with at least five (5) full years of service with the Company, or (ii) has attained age 60, or (iii) is a participant in and is entitled to commence a benefit under a Company-sponsored defined benefit plan and has at least 10 years of service with the Company.

8. Adjustments Upon Specified Events. The Committee may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to Air Group’s stock contemplated by Section 6 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend paid on the Common Stock.

9. Tax Withholding. Subject to Section 19 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, Air Group shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value (determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Company with respect to such distribution of shares at the minimum applicable withholding rates. In the event that Air Group cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to Air Group at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on Air Group’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company, shall be deemed to have been duly given by Air Group when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11. Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

12. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 14 of the Plan. Such amendment must be in writing and signed by Air Group. Air Group may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of Air Group as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of Air Group with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

EXHIBIT A

DEFINITIONS

For purposes of the Award, the following terms shall have the meanings set forth is this Exhibit A.

“Cause” means the occurrence of any of the following:

(i)	the Participant is convicted of, or has pled guilty or nolo contendere to, a felony (other than traffic related offenses or as a result of vicarious liability); or

(ii)	the Participant has engaged in acts of fraud, material dishonesty or other acts of willful misconduct in the course of his or her duties to the Company; or

(iii)	the Participant willfully and repeatedly fails to perform or uphold his or her duties to the Company; or

(iv)	the Participant willfully fails to comply with reasonable directives of the Board which are communicated to him or her in writing;

provided, however, that no act or omission by the Participant shall be deemed to be “willful” if the Participant reasonably believed in good faith that such acts or omissions were in the best interests of the Company.

“Change of Control” means the occurrence of any of the following:

(i)	the consummation of:

(A) any consolidation or merger of Air Group in which Air Group is not the continuing or surviving corporation or pursuant to which shares of common stock of Air Group would be converted into cash, securities or other property, other than a merger of Air Group in which the holders of common stock of Air Group immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Air Group.

(ii)	at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).

(iii)

any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of Air Group ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of Air Group) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

(iv)	approval by the stockholders of Air Group of any plan or proposal for the liquidation or dissolution of Air Group.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between Air Group and any affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the date of grant of the Award constitute a Change of Control, and no Change of Control after the first Change of Control to occur after the grant date shall be considered for purposes of the Award.

“Good Reason” means, without the Participant’s express written consent, the occurrence of any one or more of the following:

(i)	a material reduction in the Participant’s annual base salary;

(ii)	a material diminution or reduction of the Participant’s authority, duties, or responsibilities;

(iii)	a material change in the geographic location at which the Participant must perform services; or

(iv)	any material breach by the Company of any other provision of this Agreement;

provided, however, that any such condition shall not constitute “Good Reason” unless both (x) the Participant provides written notice to the Company of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (y) the Company fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than two (2) years following the initial existence of the condition claimed to constitute “Good Reason.”